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                                                                   EXHIBIT 10.10


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                          REAL-TIME INTERNATIONAL, INC.

                                VISTASOURCE, INC.

                                  APPLIX, INC.

                                 VERITEAM., INC.

                               VISTASOURCE FRANCE

                                VISTASOURCE GMBH

                                       AND

                              VISTASOURCE UK, LTD.

                           DATED AS OF MARCH __, 2001
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                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of March __, 2001 by and among Real-Time International, Inc., a Delaware corporation ("Purchaser"), Applix, Inc., a Massachusetts corporation ("Parent") and the following wholly owned subsidiaries of Parent: VistaSource, Inc., a Delaware corporation, Veriteam, Inc., a Washington corporation, VistaSource France, VistaSource GmbH and VistaSource UK, Ltd. (such subsidiaries are collectively referred to herein as the "Company").

                                    RECITALS:

                  WHEREAS, Parent and the Company are engaged in the businesses of developing and distributing office productivity software and real-time gateways on a worldwide basis (the "Business");

                  WHEREAS, Purchaser has agreed to purchase from Parent and the Company, and Parent and the Company have agreed to sell to Purchaser, the Business and certain assets used in the Business on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual agreements, obligations and covenants contained herein, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.1 Defined Terms. For all purposes in this Agreement, all terms not otherwise defined herein have the respective meanings set forth in this Section 1.1.

                  "Acquired Assets" has the meaning specified in Section 2.1 hereof.

                  "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person.

                  "Agreement" means this Asset Purchase Agreement, including all amendments, Exhibits and Schedules hereto.

                  "Ancillary Agreements" shall mean the Company Ancillary Agreements and the Purchaser Ancillary Agreements.

                  "Assumed Liabilities" has the meaning specified in Section
2.3.

                  "Business" has the meaning specified in the recitals hereto.



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                  "Business Day" means any day other than a day on which banks in the states of California or Massachusetts are authorized or obligated to be closed.

                  "Closing" has the meaning specified in Section 3.1 hereof.

                  "Closing Date" has the meaning specified in Section 3.1 hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" has the meaning specified in the first paragraph hereof.

                  "Company Ancillary Agreements" has the meaning specified in
Section 4.2(a) hereof.

                  "Company Plan" has the meaning specified in Section 4.6(b) hereof.

                  "Continued Employee" has the meaning specified in Section 4.6(a) hereof.

                  "Control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract, credit arrangement or otherwise.

                  "Contracts" means all contracts, agreements, leases and other instruments of any kind, whether written or oral.

                  "Court" means any court or arbitration tribunal of the United States, any domestic state or any foreign country and any political subdivision thereof.

                  "DGCL" means the Delaware General Corporation Law, as amended.

                  "Disclosure Schedules" means the schedules of even date herewith delivered by each of the parties concurrently with the execution of this Agreement, which, among other things, identifies exceptions to such party's representations and warranties contained in Article IV and V hereof, with specific section references, in each case, as the same may supplemented or amended pursuant to Section 10.11 hereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 as amended, and the regulations thereunder.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.

                  "Excluded Assets" has the meaning specified in Section 2.2.



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                  "Excluded Liabilities" has the meaning specified in Section
2.4.

                  "GAAP" means U.S. generally accepted accounting principles consistently applied.

                  "Governmental Authority" means any governmental agency or authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers.

                  "Intellectual Property" means: trademarks, service marks, trade names, URLs and Internet domain names, designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing); copyrights (including any registrations and applications therefor); Software; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential documentation (collectively, "Trade Secrets").

                  "Knowledge" means: (i) with respect to an individual, an individual is deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter; and (ii) with respect to a Person (other than an individual), such Person is deemed to have "Knowledge" of a particular fact or other matter if any individual who on the date hereof is serving as an Officer of such Person has Knowledge of such fact or other matter.

                  "Law" means all laws, statutes, ordinances and Regulations of any Governmental Authority, including all decisions of Courts having the effect of law.

                  "Lien" means any mortgage, pledge, security interest, attachment, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing).

                  "Litigation" means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, governmental or other administrative proceeding, whether at law or at equity, before or by any Court or Governmental Authority or before any arbitrator.

                  "Material Adverse Effect" means any change, event or effect that individually or in the aggregate (taking into account all other such changes, events or effects) has a material adverse effect on the consolidated business, results of operations, financial condition or prospects of the Business, taken as a whole, except to the extent that any such change, event or effect is attributable to or results from changes in general


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economic conditions or changes affecting the industry generally in which such
Person operates.

                  "Officer" of a Person means any director, the president, chief executive officer, chief financial officer or any vice president of such Person or any other officer or manager serving in a similar capacity.

                  "Order" means any judgment, order or decree of any Court.

                  "Permit" means any and all permits, licenses, authorizations, Orders, certificates, registrations or other approvals granted by any Governmental Authority.

                  "Permitted Lien" means (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, and (iv) restrictions on transfer of securities imposed by applicable federal, state and foreign securities Laws.

                  "Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but will not include a Governmental Authority.

                  "Property" means assets, properties and rights, tangible and intangible, wherever located.

                  "Purchaser" means Real-Time International, a Delaware corporation.

                  "Purchaser Ancillary Agreements" has the meaning specified in
Section 5.2 hereof.

                  "Purchaser Indemnified Parties" has the meaning specified in
Section 9.1 hereof.

                  "Purchaser Losses" has the meaning specified in Section 10.1.

                  "Purchase Price" has the meaning specified in Section 9.1 hereof.

                  "Regulation" means any rule or regulation of any Governmental Authority having the effect of Law.

                  "Representatives" has the meaning specified in Section 6.1(a) hereof.



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                  "SEC" means the Securities and Exchange Commission.

                  "Software" means in respect of the Business any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting any Internet site(s) operated by or on behalf of the Business and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  "Tangible Net Book Value" means (i) all assets of the Business as of the Closing Date (except with respect to all accounts receivable 90 days or more past due, such accounts receivable shall be valued at 40% thereof), including (x) all inventory maintained with respect to the Business (less Business specific inventory reserves) and (y) fixed assets of the Business, but excluding (a) all intangible assets of the Business (such as goodwill) and (b) all cash of the Business, less (ii) all liabilities of the Business as of the Closing Date, all as determined in accordance with GAAP and as set forth on the Closing Date Balance Sheet.

                  "Tax Returns" means any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed with a Governmental Authority by Parent or the Company with respect to the Business, or where none is required to be filed with a Governmental Authority, the statement or other document issued by a Governmental Authority in connection with any Tax to Parent or the Company with respect to the Business, including any information return, amended return or declaration of estimated Tax.

                  "Taxes" means any and all federal, state, local, foreign, provincial, territorial or other taxes, imposts, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind imposed upon Parent or the Company with respect to the Business, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers' compensation, unemployment, payroll and franchises imposed by or under any Law; and such terms include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

                  "Termination Date" has the meaning specified in Section 8.1(e) hereof.

                  "Trademark" has the meaning specified in the definition of "Intellectual Property" in this Section 1.



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                  "Transfer Taxes" means all sales, use, transfer, recording, ad valorem, bulk sales and other similar taxes and fees, arising out of or in connection with the transactions contemplated by this Agreement.

                                   ARTICLE II
                               PURCHASE OF ASSETS

         Section 2.1 Sale and Delivery of the Assets. Subject to and upon the terms and conditions of this Agreement including Section 2.2, at the Closing, Parent and the Company will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase and acquire from Parent and the Company, all right, title interest in and to the Software, properties, assets, rights, contracts, business, business records, financial statements, customer lists and goodwill related primarily to the Business, including without limitation, those assets described on Schedule 2.1 hereto (such properties and assets being referred to collectively herein as the "Acquired Assets"), in each case free and clear of all Liens, except Permitted Liens and Assumed Liabilities.

         Section 2.2 Excluded Assets. Anything in Section 2.1 or anything else in this Agreement to the contrary notwithstanding, there will be excluded from the Acquired Assets sold, assigned, transferred and conveyed to Purchaser hereunder those properties, assets, claims, rights and interests of Parent or the Company described on Schedule 2.2 (such assets being referred to collectively as the "Excluded Assets").

         Section 2.3 Assumed Liabilities. Subject to Section 2.4 hereto, at the Closing, Purchaser will assume and perform or satisfy those claims, liabilities and obligations of the Company described on Schedule 2.3 hereto (such liabilities being referred to collectively as the "Assumed Liabilities"). Such
Schedule 2.3 shall be amended immediately prior to Closing and shall be deemed acceptable to Purchaser so long as any additional liabilities contained thereon have been incurred in the ordinary course of business consistent with past practices.

         Section 2.4 Excluded Liabilities. Except as specifically set forth on
Schedule 2.3 hereto, Purchaser will not assume, or in any way be liable or responsible for, and Parent and the Company agree to retain and perform or satisfy all other claims, liabilities and obligations of the Company (such liabilities being referred to collectively as the "Excluded Liabilities").

         Section 2.5 Purchase Price.

                  (a) Consideration. In consideration for the Acquired Assets, Purchaser shall deliver to Parent and the Company on the Closing Date the following:

                           (i) One Million Three Hundred Thousand Dollars
($1,300,000) in immediately available funds (the "Cash Portion of the Purchase Price"); and



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                           (ii) 190,000 shares of Purchaser's common stock
issued in the name of Parent, which shares shall, as of the Closing Date, constitute 19.0% of the issued and outstanding common voting stock of Purchaser, and have an approximate value of $469,510 (the "Purchaser Shares").

                           The Cash Portion of the Purchase Price and the
Purchaser Shares are sometimes referred to collectively herein as the "Purchase Price."

                  (b) Additional Consideration. On the Closing Date, Parent and the Company shall deliver to Purchaser a list of the Business' outstanding accounts receivables which are, as of the Closing Date, ninety or more days past due (the "Delinquent Receivables"). The parties agree to use their best efforts to maximize collections of the Delinquent Receivables following the Closing Date. Any amounts paid by account debtors owing such Delinquent Receivables (the "Delinquent Payments") shall first be applied to the oldest Delinquent Receivable owed by such account debtor and fifty percent of such Delinquent Payments shall be promptly paid by Purchaser to Parent; provided, however, any adjustments to the Cash Portion of the Purchase Price whether up or down pursuant to Section 2.5(c)(iv) hereof shall be paid from the Delinquent Payments which shall not be split 50/50 until the Tangible Net Book Value adjustment determined pursuant to Section 2.5(c)(iv) is completely recovered and then the next Delinquent Payments shall be split 50/50. As an example, if the Tangible Net Book Value is greater than Zero Dollars, such amount above Zero Dollars shall be paid to Parent from the first Delinquent Payments and once such amount has been paid the remaining Delinquent Payments shall be split 50/50 between the Parent and Purchaser.

                  (c) Purchase Price Adjustment. On the Closing Date, Parent shall deliver to Purchaser a balance sheet of the Business as of the close of Business on the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP, applied in a manner consistent with the prior application of those principles.

                           (i) The Closing Date Balance Sheet shall include the
Acquired Assets as the only assets of the Business. The Acquired Assets shall be recorded on the Closing Date Balance Sheet in accordance with GAAP, applied in a manner consistent with the prior application of those principles, including consistent application of estimated lives of property involved and depreciation schedules and prepared without giving effect to the transactions contemplated by this Agreement.

                           (ii) The Closing Date Balance Sheet shall include as
its only liabilities the Assumed Liabilities, recorded on the Closing Date Balance Sheet in accordance with GAAP and applied in a manner consistent with the prior application of those principles and prepared without giving effect to the transactions contemplated by this Agreement.



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                           (iii) The Closing Date Balance Sheet shall include a
proposed calculation of the Tangible Net Book Value of the Business.

                           (iv) The Parties acknowledge the Purchase Price being
paid by Purchaser hereunder has been calculated based on the assumption that the Tangible Net Book Value of the Business reflected on the Closing Date Balance Sheet will be Zero Dollars ($0). If the Tangible Net Book Value reflected on the Closing Date Balance Sheet is less than Zero Dollars, then the Cash Portion of the Purchase Price shall be decreased by an amount equal to the amount by which such Tangible Net Book Value is less than Zero Dollars. In the event the Tangible Net Book Value reflected on the Closing Date Balance Sheet is greater than Zero Dollars, the Cash Portion of the Purchase Price shall be increased by an amount equal to the amount by which such Tangible Net Book Value exceeds Zero Dollars. Any such adjustments referred to in this clause (iv) shall be paid only through the collection of Delinquent Receivables as set forth in Section 2.5(b) hereof.

                  (d) Allocation of Purchase Price. Within 30 days after the Closing Date, the parties in good faith shall agree as to how the Purchase Price shall be allocated among the Acquired Assets. Each party agrees that it will use such allocations for all Federal and State income tax reporting purposes and that it will not, in its Tax Returns or elsewhere, take a position inconsistent with the allocations provided for in this Section 2.5(d).

                  (e) Adjustments to Assumed Liabilities and Acquired Assets. If within 60 days after the Closing Date, the parties determine in good faith that there is an asset of the Business or a liability of the Business (which liability was incurred in the ordinary course of business consistent with past practice) which was inadvertently omitted from the Closing Date Balance Sheet, the parties shall adjust the Closing Date Balance Sheet by the amount of such liability or asset, which amount shall be agreed to in good faith by such parties. Any such adjustments to the Closing Date Balance Sheet which result in a change to the Tangible Net Book Value shall be paid solely from the next Delinquent Payments which shall not be split 50/50 as provided for in Section 2.5(b) until such adjustment amount is completely recovered and then the parties shall apply the remaining Delinquent Payments 50/50.

         Section 2.6 Assignment of Contracts. If any Contract to be assigned to Purchaser hereunder requires the consent of a third party which has not been obtained as of the Closing Date, this Agreement shall not be deemed to effect an assignment of such Contract. Parent agrees that it will continue to use commercially reasonable efforts to obtain the required consent to the assignment of such Contracts. Unless and until such consent is obtained, Purchaser will perform and fulfill, on a subcontractor basis, the obligations of Parent or the Company to be performed under such Contracts on and after the Closing Date, and Parent or the Company will remit to Purchaser all payments received under such Contracts.



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                                   ARTICLE III
                                     CLOSING

         Section 3.1 Closing. The closing of the transaction contemplated by this Agreement (the "Closing") will occur at the offices of Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, Costa Mesa, California at 10:00 a.m., local time, on March 31, 2001, or, if all of the conditions to Closing set forth in Article VII have not been satisfied as of such date, two business days following the satisfaction of all such conditions, or on such other date and such other time or at such other location and time as the parties may agree (the "Closing Date").

         Section 3.2 Deliveries. At the Closing, the parties will deliver the documents, certificates and opinions contemplated by Article VII hereof. In order to effectuate the sale, assignment, transfer and conveyance of the Acquired Assets, Parent and the Company will also execute and deliver to Purchaser at the Closing such other documents as Purchaser may reasonably deem necessary or appropriate to vest in or confirm to Purchaser title to, or the interest of Parent or the Company in, all of the Acquired Assets to the extent provided herein, in a form reasonably acceptable to Purchaser and Parent.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PARENT AND THE COMPANY

                  Parent and the Company hereby represent and warrant to Purchaser, subject to the exceptions set forth in the schedules attached hereto, that:

         Section 4.1 Organization and Qualification. Each of Parent and the Company (i) is duly organized, validly existing and in good standing under the laws of the respective jurisdictions in which they are incorporated or formed and (ii) has all requisite power and authority to own, lease and operate the Property used in the Business and to carry on the Business substantially in the manner that the Business is currently conducted.

         Section 4.2 Authorization of Agreement.

                  (a) Each of Parent and the Company has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement and instrument required hereby to be executed and delivered by it at the Closing (collectively, the "Company Ancillary Agreements"), to perform its obligations hereunder and thereunder and to consummate the transaction contemplated hereby and thereby. The execution and delivery by Parent and the Company of this Agreement and each Company Ancillary Agreement, and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of Parent and the Company. This Agreement and the Company Ancillary Agreements have been or will be duly executed and delivered by Parent and the Company and, assuming due authorization, execution and delivery hereof by Purchaser and each other party


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thereto other than the Company and Parent, this Agreement and the Company
Ancillary Agreements constitute or will constitute legal, valid and binding obligations of Parent and the Company, enforceable against Parent and the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (b) Schedule 4.2(b) hereto contains a complete and accurate list of all Contracts relating primarily to the Business (including all distributor agreements, value-added reseller agreements and contracts) and indicates thereon those Contracts that require the consent of any third party to transfer or assign any of the rights of Parent or the Company. Except as set forth on Schedule 4.2(b), no filing or registration with, no waiting period imposed by, and no Permit, Order, authorization, consent or approval of, any person, Court or Governmental Authority is required under any Contract relating primarily to the Business to which Parent or the Company is a party or to which any of the Acquired Assets are subject, or any Law, Regulation or Order applicable to Parent or the Company to permit Parent or the Company to execute, deliver or perform this Agreement or any Company Ancillary Agreement.

                  (c) Neither the execution and delivery by Parent and the Company of this Agreement or any Company Ancillary Agreement, nor the performance by Parent and the Company of their respective obligations hereunder or thereunder (i) will violate or breach the terms of or cause a default under any Law, Regulation or Order applicable to the Business or such Person, the certificate or incorporation or bylaws or analogous organizational documents of such Person, or any Contract to which the Parent or Company is a party or by which it or any of its Properties is bound, or (ii) with the passage of time or the giving of notice have any of the effects set forth in clause (i) of this Section.

         Section 4.3 Title to Properties/Necessary Assets.

                  (a) Subject only to Permitted Liens and Assumed Liabilities, Parent and/or the Company has good title to, or a valid leasehold (if applicable) in, or valid right to use, all of the Properties that are used in the operations of the Business, other than any Excluded Assets.

                  (b) Except for the Excluded Assets, the Acquired Assets constitute all of the assets used in or necessary for the operations of the Business.

         Section 4.4 Litigation. Except as set disclosed on Schedule 4.4, there is no Litigation pending or, to Parent's or the Company's Knowledge, threatened against the Company or Parent relating to the Business which is reasonably likely to impact the Business after the Closing Date, except such items which occur in the ordinary course of business that involve a claim (other than a claim for injunctive relief or challenging or


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seeking to prevent the consummation of the transactions contemplated by this
Agreement) for damages of less than $25,000 individually or in the aggregate. Except as disclosed on Schedule 4.4 hereto, there is no event or series of events that have occurred, directly or indirectly, as a result of any action or inaction by or on behalf of Parent or the Company which would give rise to any Litigation.

         Section 4.5 Compliance with Laws. Neither Parent nor the Company is subject to any written agreement, written directive, memorandum of understanding or Order with or by any Court or Governmental Authority restricting in any material respect the operation of the Business. Parent and the Company are in compliance in all material respects with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Business.

         Section 4.6 Employment Matters.

                  (a) Schedule 4.6(a) hereto sets forth the name, job title and current salary of all employees of Parent or the Company whose employment responsibilities relate primarily to the Business (the "Continued Employees"). Except as set forth in Schedule 4.6(a), all of the Continued Employees are United States citizens or are otherwise fully and properly authorized to work in the United States on a permanent basis. On or prior to the Closing Date, Parent and the Company will have taken all lawful steps necessary to terminate the Continued Employees, which terminations shall be effective as of the Closing Date. Parent or Company has paid or will have made adequate provisions to pay all wages and other compensation due through the Closing Date for all Continued Employees, except for such items which constitute Assumed Liabilities.

                  (b) Schedule 4.6(b) hereto sets forth all Parent or Company "employee benefit plans" (as defined in Section 3(3) of ERISA, profit-sharing, deferred compensation, bonus, stock option, stock purchase, vacation pay, holiday pay, pension plan, retirement plan, medical or other compensation or benefit arrangement maintained or required to be contributed to by Parent or the Company for the benefit of the Continued Employees and/or their beneficiaries (collectively, the "Company Plans"). Parent or the Company has delivered or made available to Purchaser true and complete copies of all documents pertaining to those items set forth on Schedule 4.6(b). Neither Parent nor Company maintains or contributes to any benefit plan with respect to the Continued Employees other than the Company Plans.

                  (c) No collective bargaining agreement in currently in existence or being negotiated with respect to Parent or the Company and, as of the date of this Agreement, no labor organization has been certified or recognized as the representative of any employee of Parent or the Company.

                  (d) Parent and the Company are wholly responsible for complying with all health care continuation coverage requirements under the law commonly known


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
as COBRA with respect to Continued Employees as to qualifying events that occur prior to or on the Closing Date, and Purchaser shall be wholly responsible for complying with COBRA with respect to Continued Employees who have qualifying events that occur after the Closing Date.

         Section 4.7 Taxes. Except as set forth on Schedule 4.7 hereof, and except as would not, individually or in the aggregate, have a Material Adverse Effect, with respect to the Business:

                  (a) All Tax Returns relating to any Taxes required to be filed in connection with the operation of the Business have been filed and are true, complete and correct in all material respects, are in compliance in all material respects with all legal requirements applicable thereto and have been properly and timely filed. All Taxes required to be paid or withheld and deposited in connection with the operations of the Business (other than Taxes not yet due and payable) have been duly and timely paid or deposited by or on behalf of the Company;

                  (b) The amounts so paid have been adequate to pay all Taxes of any kind whatsoever in respect of the Business, including interest and penalties, due and payable by or on behalf of Parent or the Company for all periods covered by those Tax Returns;

                  (c) No deficiencies for any Taxes have been asserted or, to the Knowledge of Parent or Company, threatened, and no audit of any such returns is currently underway or, to the Knowledge of Parent or Company, threatened;

                  (d) Neither Parent nor the Company is not a party to any tax sharing or similar agreement; and

                  (e) There are no outstanding agreements by or on behalf of Parent or the Company for the extension of time for the assessment or payment of any Taxes in respect of the Business.

         Section 4.8 Intellectual Property.

                  (a) Schedule 4.8(a) hereto sets forth a complete and accurate list of all of the following Intellectual Property owned by the Parent or Company that is used primarily in the Business; (a) United States and foreign registered patents and patent applications, indicating for each, as applicable, the applicable jurisdiction, registration number (or application number), and the date issued (or date filed); (b) United States and Foreign Trademark registrations (including material Internet domain registrations) and applications and material unregistered Trademarks, indicating for each, as applicable, the applicable jurisdiction, registration number (or application number), and date issued (or date filed); and (c) United States and foreign copyright registrations and applications,


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indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed).

                  (b) Schedule 4.8(b) sets forth a complete and accurate list of all license agreements granting to Parent or the Company any right to use any Intellectual Property owned by a third party that is used in the Business other than Intellectual Property that is commercially available on reasonable terms.

                  (c) Except as disclosed in Schedule 4.8(c) hereto:

                           (i) Parent and/or the Company have a valid right to
use, free and clear of Liens, Orders and arbitration awards, other than Permitted Liens and Assumed Liabilities, all Intellectual Property that is used in the Business;

                           (ii) Parent and/or the Company have taken reasonable
steps in accordance with standard industry practices to protect all Intellectual Property owned by Parent or the Company or used in the Business, and have a valid right to use all Intellectual Property that is owned by a third party and used in the Business;

                           (iii) the use by Parent and/or the Company of
Intellectual Property that is used in the Business as currently conducted does not infringe upon any rights owned or controlled by any third party;

                           (iv) there is no Litigation pending or, to Parent's
or the Company's Knowledge, threatened or any written claim from any Person alleging that the use of the Intellectual Property by Parent or the Company in the conduct of the Business infringes upon, violates or constitutes the unauthorized use of the intellectual property rights of any third party;

                           (v) to Parent's or the Company's Knowledge, no third
party is misappropriating, infringing, diluting or violating any Intellectual Property that is used in the Business and no such claims have been brought against any third party by Parent or the Company;

                           (vi) the execution, delivery and performance by
Parent and the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of the rights of Parent or the Company to any of the Intellectual Property that is used in the Business, or require the consent of any Governmental Authority or third party in respect of any such Intellectual Property;

                           (vii) the Software owned by Parent and/or the Company
that is used in the Business was either: (x) developed by employees of Parent or the Company within the scope of their employment; (y) developed by independent contractors who have assigned their rights to Parent or the Company pursuant to written agreements; or (z) otherwise acquired by Parent or the Company from a third party; and

                           (viii) all Trademarks included in the Acquired Assets
that are registered in the United States have been in continuous use by Parent or the Company in the conduct of the Business. To Parent's or the Company's Knowledge, there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks; and such Trademarks registered in the United States have been continuously used in the Business in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates (if any).

         Section 4.9 Investment Representations.

                  (a) Parent is acquiring the Purchaser Shares for investment purposes only, for its own account and not as a nominee or agent for any other person or entity, and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                  (b) Parent has no contract, understanding, agreement or other arrangement or commitment, formal or informal, with any person to sell, transfer or pledge the Purchaser Shares, or any portion thereof, and has no present plans to enter into any such contract, understanding, agreement arrangement or commitment. If Parent sells, transfers, or pledges the Purchaser Shares in the future, any such transaction shall be conducted in strict compliance with all applicable federal and state securities laws.

                  (c) Parent is capable of evaluating the merits and risks of its investment in Purchaser and has the capacity to protect its own interest in connection with the transactions contemplated hereby.

                  (d) Parent is aware that the Purchaser Shares have not been registered under the Securities Act or any state securities laws. Parent acknowledges and agrees that the Purchaser Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                  (e) Parent agrees that any instrument that may be issued to evidence ownership of the Purchaser Shares will be imprinted with a conspicuous legend stating that the Purchaser Shares have not been registered under the Securities Act or any state securities laws, and referring to the restrictions on the transferability and sale of the Purchased Securities.

         Section 4.10 Parent has been advised or is aware of and understands the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resales of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Purchaser, the resale occurring following the required holding period under Rule 144 and the number of securities being sold during any three month period not exceeding specified limitations. Parent acknowledges and agrees that all sales, transfers and/or pledges of the Purchaser Shares which occur following the Closing Date shall be conducted only in strict compliance with all applicable federal and state securities laws.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Parent and the Company, subject to the exceptions set forth in the schedules attached hereto, that:

         Section 5.1 Organization. Purchaser is a duly organized corporation, validly existing and in good standing under the Laws of the State of Delaware.

         Section 5.2 Authorization of Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement or instrument required hereby to be executed and delivered by it at the Closing (the "Purchaser Ancillary Agreements"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and each Purchaser Ancillary Agreement and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement and the Purchaser Ancillary Agreements have been duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery hereof by Parent and the Company and each other party thereto other than Parent, the Company and Purchaser, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

         Section 5.3 Approvals. No notice to, consent or approval of, or filing or registration with any Court or Governmental Authority is required under any Law, Regulation or Order applicable to Purchaser to permit Purchaser to execute, deliver or perform this Agreement or any Purchaser Ancillary Agreement.

         Section 5.4 No Violation. Neither the execution and delivery by Purchaser of this Agreement or any Purchaser Ancillary Agreement nor the performance by Purchaser of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under any Law, Regulation or Order applicable to Purchaser, the certificate of incorporation or by-laws of Purchaser, or any Contract to which Purchaser is a party or by which it or any of its properties is bound or (b) with the passage of time, the giving of notice or the taking of any action by a third party, have any of the effects set forth in clause (a) of this Section.

         Section 5.5 Capitalization. The authorized capital stock of Purchaser is as set forth in its certificate of incorporation and the outstanding capital stock, options and other rights to acquire capital stock and shares reserved for issuance and the ownership of the capital stock and options of Purchaser are as set forth in Schedule 5.5 (all of which capital stock and issued options are duly authorized, validly issued, fully paid and nonassessable and have been issued in full compliance with all applicable securities laws).

         Section 5.6 Issuance of Shares. The Purchaser Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

                                   ARTICLE VI
                       COVENANTS AND ADDITIONAL AGREEMENTS

         Section 6.1 Access and Information.

                  (a) Prior to the Closing, Parent and the Company will (i) afford to Purchaser and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") full access at reasonable times upon reasonable prior notice to the officers, employees, Properties, Contracts and books and records of the Business, (ii) furnish promptly to Purchaser and its Representatives such information concerning the officers, employees, Properties, Contracts, and books and records of the Business (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of Purchaser.

                  (b) Following the Closing, each party will afford the other party, its officers, directors, employees, accountants, consultants, legal counsel and other representatives, during normal business hours, reasonable access to its officers, employees, properties, contracts, books and records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns and financial statements,
(ii) the determination or enforcement of rights and obligations under this Agreement and the Ancillary Agreements, (iii) compliance with the requirements of any Governmental Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party, or (v) in connection with any actual or threatened Litigation. For a 6-year period after the Closing Date, no Party will destroy or otherwise dispose of any such books, records and other data unless such party first offers in writing to surrender such books, records and other data to the other party and such other Party does not agree in writing to take possession thereof during the 10-day period immediately after such offer is made.

         Section 6.2 Appropriate Action; Consents; Filings.

                  (a) Parent and the Company and Purchaser will each use reasonable efforts (i) to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to obtain from any Governmental Authorities any Permits or Orders required to be obtained by Purchaser or the Company in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iii) to make all necessary filings and thereafter make all required submissions with respect to this Agreement under applicable Law; provided that Purchaser and Parent and the Company will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith, and (iv) to furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable Regulations of any Governmental Authority in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (b) If any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person (other than one involving a dispute between Purchaser, on the one hand, and Parent or the Company, on the other hand) is commenced which questions the validity or legality of this Agreement or any Ancillary Agreement or any of the transactions contemplated hereby or thereby or seeks damages in connection therewith, then the parties will cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to use reasonable efforts to cooperate regarding any other impediment to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (c) Each of Parent, the Company and Purchaser will give prompt notice to the others of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated hereby, (iii) any Litigation relating to or involving or otherwise affecting Parent, the Company or Purchaser that relates to the consummation of the transactions contemplated hereby or by the Ancillary Agreements, and (iv) any event, condition or development that has or is reasonably likely to have a Material Adverse Effect.

                  (d) Each of Parent, the Company and Purchaser will give any notices to third parties, and use reasonable efforts to obtain any consents from third parties required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

         Section 6.3 Employees.

                  (a) On the Closing Date, Parent and the Company will take (or will have taken prior to the Closing Date) all lawful steps necessary to terminate all of the Continued Employees. On the Closing Date, Purchaser will offer employment, on an at-will basis, to all of the Continued Employees. Purchaser shall offer compensation and benefit packages to each Continued Employee substantially equivalent (in the aggregate) to the compensation and benefit packages of such Continued Employee as of the date of this Agreement, and the Continued Employees shall be given credit for seniority or service purposes under Purchaser's employee benefit plans for the period of their employment by Parent or the Company.

                  (b) Nothing contained in this Agreement shall obligate Purchaser to retain for any period of time any Continued Employee.

         Section 6.4 Transfer Taxes; Expenses.

                  (a) Any sales taxes, real property transfer taxes or recording fees or any other similar taxes or fees payable as a result of the sale of the Acquired Assets or any other action contemplated by this Agreement or by any Ancillary Agreement will be borne by the party on whom such taxes are imposed by applicable law.

                  (b) Parent, the Company and Purchaser will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby and by the Ancillary Agreements that are required or permitted to be filed on or before the Closing.

                  (c) Except as provided in Section 6.4(a) and this Section 6.4(c), each party will pay its own fees, costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby and by the Ancillary Agreements, including the fees, costs and expenses of its financial advisors, accountants and counsel.

         Section 6.5 No Competition.

                  (a) For a period of three years following the Closing Date (the "Non-Compete Term"), neither Parent nor the Company will directly or indirectly, and will not permit any Covered Entity to, engage in the Business, or acquire more than a 10% equity ownership interest in the Business, other than as permitted by the License Agreement. A business or enterprise shall be deemed to be "engaged in the Business" if more than 30% of the revenues of such business or enterprise are generated by the Business. If a business or enterprise is not engaged in the Business on the date Parent or the Company becomes involved, but within twelve (12) months of the date of Parent or Company's acquisition commences to engage in the Business, Parent and/or the Company shall have six months from the date of such commencement to dispose of its interest in such business or enterprise or cause such business or enterprise to cease to engage in the Business. If Parent or the Company acquires more than a 10% equity interest in a business or enterprise that is generating less than 30% of its revenues from office productivity software, Parent or the Company shall have a period of six months from the date of acquisition to cause such business or enterprise to cease or dispose of such portion of its business. "Affiliate(s)" means any corporation, company, partnership, joint venture, firm and/or other entity which Controls, is Controlled by or is under common Control with Parent or the Company. "Control" means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities (such as limited liability companies, partnerships or limited partnerships), either (x) direct or indirect ownership of at least fifty percent (50%) of the equity interest or (y) the power to direct the management and policies of the non-corporate entity. A "Covered Entity" shall mean every Affiliate of Parent or the Company but shall not include any entity which acquires Parent which immediately prior to such acquisition was engaged in the Business. This covenant shall apply to each entity which is presently a Covered Entity or which becomes a Covered Entity subsequent to the date of this Agreement.

                  (b) This covenant shall apply to the entirety of the world including, with respect to California, each of the counties in the State of California listed on Schedule 6.5 hereto. The parties have agreed that it is reasonable to have the provisions of this Section 6.5 apply to the entirety of the world for various reasons, including, without limitation, that Parent or the Company currently sells and distributes the products of the Business worldwide and after the closing of the transactions contemplated by this Agreement, Purchaser shall continue to sell and distribute the products of the Business in the same manner.

         Section 6.6 No Solicitation. During the one-year period following the Closing Date, (i) neither Parent nor the Company will directly or indirectly, hire, solicit, take away, or attempt to hire, solicit or take away (either on behalf of Parent or the Company, or any other person or entity) any person who is then an employee of Purchaser, and (ii) Purchaser will not directly or indirectly, hire, solicit, take away, or attempt to hire, solicit or take away (either on behalf of Purchaser, or any other person or entity) any person who is then an employee of Parent.

         Section 6.7 Confidentiality. From and after the date hereof, Parent and Company shall treat in confidence all non-public documents, materials and other information regarding the Business. However, nothing contained herein shall prohibit Parent and Company from (i) using such documents, materials and other information in connection with any action or proceeding brought or any claim asserted by any party hereto in respect of any breach of any representation, warranty or covenant made in or pursuant to this Agreement, or (ii) supplying or filing such documents, materials or other information to or with any Governmental Entity or other Person which Parent and Company deems reasonably necessary in connection with the obtaining of any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement and to consummate the transactions contemplated hereby.

         Section 6.8 Reasonable Efforts and Further Assurances. Subject to the terms and conditions hereof, the parties will use reasonable efforts to effectuate the transactions contemplated hereby and by the Ancillary Agreements, and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Subject to the terms and conditions hereof, each party hereto, at the reasonable request of the other party, will execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary to consummate the transactions contemplated hereby and by the Ancillary Agreements.

         Section 6.9 Post-Closing Cooperation. Following the Closing, each party will deliver promptly to the other party all mail, checks and other documents received by such party which relate to any of the business conducted by such other party or its Affiliates after the Closing and Parent shall use commercially reasonable efforts to obtain any consents set forth on Schedule 4.2(b) which are not obtained prior to the Closing Date.

         Section 6.10 Notices. From and after the date of this Agreement until the Closing Date, each party hereto will promptly notify the other parties of
(i) the occurrence or nonoccurrence of any event, condition or development the occurrence or nonoccurrence of which would be likely to materially adversely affect the ability of such party to consummate the transactions contemplated hereby and by the Ancillary Agreements and (ii) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the obligations of such party to effect the transactions contemplated by this Agreement and by the Ancillary Agreements not to be satisfied.

         Section 6.11 Cessation of Use of Name. From and after the Closing Date, Purchaser shall have the right to use the name "VistaSource" or any derivative thereof. In such regard, on the Closing Date Company shall change its name from VistaSource to an unrelated name and Company and Parent shall cease using the name "VistaSource" or any variation thereof in any manner.

         Section 6.12 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Parent and Company shall conduct the Business in the ordinary course of business consistent with past practices, including, without limitation, the timely payment of liabilities.

                                   ARTICLE VII
                               CLOSING CONDITIONS

         Section 7.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the transactions contemplated hereby and by the Ancillary Agreements are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived by the party entitled to the benefit thereof, in whole or in part, to the extent permitted by applicable Law:

                  (a) No Order. No Court or Governmental Authority having jurisdiction over Parent, the Company or Purchaser will have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) which is then in effect and which has the effect of making the transactions contemplated hereby or by any Ancillary Agreement illegal or otherwise prohibiting consummation of the transactions contemplated hereby or by any Ancillary Agreement substantially on the terms contemplated by this Agreement.

                  (b) Post-Closing Agreements. Parent and Purchaser shall have executed and delivered (i) a Transition Services Agreement substantially in the form attached hereto as Exhibit A with the Schedule thereto to be completed by the parties thereto in good faith prior to the Closing Date and (ii) the License Agreement substantially in the form attached hereto as Exhibit B.

                  (c) Consents and Approvals. The consents and approvals described on Schedule 7.1(c) shall have been received.

                  (d) Shareholders Agreement. Parent and Purchaser's other shareholders shall have entered into a Shareholders Agreement, in form and substance reasonably satisfactory to each such party, which shall provide for, among other things, that Purchaser shall not redeem or repurchase any of its outstanding common stock or issue any of its securities which in either case would cause Parent to own more or less than 19% of the issued and outstanding common stock of Purchaser.

         Section 7.2 Additional Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the transactions contemplated hereby and by the Ancillary Agreements are subject to the satisfaction at or prior to the Closing Date of the following additional conditions, any or all of which may be waived by Purchaser, in whole or in part, to the extent permitted by applicable
Law:

                  (a) Closing Date Balance Sheet. Purchaser shall have reviewed the Closing Date Balance Sheet and shall be satisfied, in its reasonable discretion, that such balance sheet accurately reflects the financial condition of the Business as of such date.

                  (b) Representations and Warranties. Each of the representations and warranties of Parent and the Company contained in this Agreement will be true and correct as of the date hereof and at and as of the Closing Date as if made at and as of such date, except (i) that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties will, to such extent, be true and correct at and as of such particular date as if made at and as of such particular date and (ii) such failures to be true and correct that do not in the aggregate constitute a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties in connection with this clause (ii), all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded).

                  (c) Agreements and Covenants. The Company and Parent will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing, and Purchaser will have received certificates of executive officers of each of Parent the Company, dated as of the Closing Date, to such effect.

                  (d) Delivery of Acquired Assets. Parent and the Company shall have delivered to Purchaser the following:

                           (i) possession of all of the Acquired Assets by
turning over control of all Acquired Assets to Purchaser;

                           (ii) an Assignment and Assumption and Bill of Sale,
executed by Parent and the Company, in form and substance reasonably satisfactory to Purchaser and Parent;

                           (iii) a Patent, Copyright and Trademark Assignment,
executed by Parent and the Company, in form and substance reasonably satisfactory to Purchaser and Parent;

                           (iv) a complete, current and accurate list of all
distributor agreements, valued-added reseller agreements and software development agreements of the Business;

                           (v) (a) a reasonable number of copies of those
documents and other materials in physical form relating to the software, including without limitation source code, object code versions, libraries, databases, updates, revisions, enhancements, modifications, bug fixes, program listings, documentation, specifications, software diagnosis reports, laboratory notebooks, flow charts, notes, manuals and analyses relating to any Software included within the Acquired Assets, as such documents and material exist on the Closing Date, and (b) Seller may retain and use copies of the Software as are licensed back to Parent pursuant to the License Agreement attached hereto as Exhibit B.

                  (e) other documents reasonably required to be delivered by Parent and the Company to effect the transactions contemplated hereby and by the Ancillary Agreements, in form and substance reasonably satisfactory to Purchaser and Parent.

                  (f) No Material Adverse Change. Purchaser shall be satisfied in its reasonable discretion that there has been no material adverse change in the business, operations, condition (financial or otherwise) or prospects of Business since December 31, 2000.

         Section 7.3 Additional Conditions to Obligations of Parent and the Company. The obligations of Parent and the Company to effect the transactions contemplated hereby and by the Ancillary Agreements are subject to the satisfaction at or prior to the Closing Date of the following additional conditions, any or all of which may be waived by Parent, in whole or in part, to the extent permitted by applicable Law:

                  (a) Delivery of Purchase Price. Purchaser shall have delivered the Purchase Price set forth in Section 2.5(a) hereof.

                  (b) Agreements and Covenants. Purchaser will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing, and Parent and the Company will have received a certificate of an executive officer of Purchaser, dated as of the Closing Date, to such effect.

                  (c) Representations and Warranties. Each of the representations and warranties of Purchaser contained in this Agreement will be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of such date, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties will, to such extent, be true and correct as of the date hereof and at and as of such particular date as if made at and as of such particular date.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND EXPENSES

         Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual consent of the parties hereto;

                  (b) by Purchaser, upon a material breach by Parent or the Company of any covenant or agreement set forth in this Agreement, or if any representation or warranty of Parent or the Company hereunder is or becomes untrue or inaccurate in any material respect, in any case such that the conditions set forth in Section 7.2(c) or Section

7.2(d) would not be satisfied, unless in any such case such breach or inaccuracy is cured within seven days after written notice thereof from Purchaser;

                  (c) by Parent or the Company, upon material breach by Purchaser of any covenant or agreement set forth in this Agreement, or if any representation or warranty of Purchaser is or becomes untrue or inaccurate in any material respect, in any case such that the conditions set forth in Section 7.3(b) or Section 7.3(c) would not be satisfied, unless in any such case such breach or inaccuracy is cured within seven days after written notice thereof from Parent;

                  (d) any party, if there is any Order of a Court or Governmental Authority having jurisdiction over a party hereto which is final and nonappealable permanently enjoining, restraining or prohibiting the consummation of the transaction contemplated hereby or by the Ancillary Agreements; and

                  (e) by any party, if the transaction contemplated hereby and by the Ancillary Agreements are not consummated before March 31, 2001 (the "Termination Date"); provided, however, the right to terminate this Agreement under this Section 8.1(e) is not available to any party whose action or failure to fulfill any obligation under this Agreement has been a cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date.

         Section 8.2 Effect of Termination. Except as provided in this Section
8.2 and the Ancillary Agreements, if termination of this Agreement occurs pursuant to Section 8.1, this Agreement will forthwith become void, and there will be no liability on the part of Purchaser, Parent or the Company or any of their respective officers, directors, employees, shareholders, representatives or agents to the other and all rights and obligations of any party will cease, except that nothing herein will relieve any party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any covenant or agreement contained in this Agreement.

         Section 8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 8.4 Waiver. At any time prior to the Closing, any party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX
                                 INDEMNIFICATION

         Section 9.1 Indemnification Obligations of Parent and the Company. Parent and the Company will indemnify, defend and hold harmless Purchaser and its Affiliates, each of their respective officers, directors, employees, agents, shareholders, representatives and agents and each of the successors and assigns of any of the foregoing (collectively, the "Purchaser Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                  (a) any breach or inaccuracy of any representation or warranty made by Parent or the Company in this Agreement or any Ancillary Agreement;

                  (b) any breach of any covenant, agreement or undertaking made by Parent or the Company in this Agreement or any Ancillary Agreement; and

                  (c) any Excluded Liability.

The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Purchaser Indemnified Parties described in this Section 9.1 as to which the Purchaser Indemnified Parties are entitled to indemnification under this Section 9.1 are hereinafter collectively referred to as "Purchaser Losses."

                  (d) Liability Limits. Notwithstanding anything to the contrary set forth herein, (i) Parent and the Company shall not be liable for any Purchaser Losses in excess of Cash Portion of the Purchase Price paid to Parent and the Company pursuant to Section 2.5(a)(i) hereof, as adjusted pursuant to
Section 2.5(c), (ii) Parent and the Company shall not be liable for any Purchaser Losses unless and until the aggregate amount of the Purchaser Losses exceeds $50,000 (at which point Parent and the Company shall become liable for Purchaser Losses in excess of such $50,000), and (iii) the amount of any Purchaser Losses shall be reduced by any insurance proceeds which a Purchaser Indemnified Party has received with respect such Loss, it being agreed that each Purchaser Indemnified Party shall use commercially reasonable efforts to assert any insurance claims to which it is entitled; provided, however, that the limitations in clause (ii) shall not apply to any breach or inaccuracy of any representation or warranting in Sections 4.2, 4.3, 4.7 and 4.9 or any breach or covenant contained in Sections 2.5, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9 and 6.11 and
Article IX or any fraud or intentional misrepresentation of the parties. Subject to Section 10.12, the rights of the Purchaser Indemnified Parties under this
Article IX shall be the exclusive remedy of such parties with respect to Purchaser Losses or any other matter relating to this Agreement or the Ancillary Agreements.

         Section 9.2 Indemnification Procedure.

                  (a) Upon becoming aware of any action, claim or proceeding, or a threatened action, claim or proceeding, by a third party (a "Third Party Claim") with respect to which a Purchaser Indemnified Party (hereinafter referred to as an "Indemnified Party") may be entitled to make an indemnification claim pursuant to Section 9.1 against the Parent or Company for any Purchaser Losses, Indemnified Party must notify Company and Parent (the "Indemnifying Party"), as promptly as practicable, but in any event within 10 days of the Indemnified Party's becoming aware of such Third Party Claim; provided, however, that the failure of the Indemnified Party to so notify the Indemnifying Party will not relieve the Indemnifying Party from liability for such Third Party Claim arising under Section 9.1 unless the failure to so notify the Indemnifying Party materially prejudices the ability of the Indemnifying Party to assert defenses or counterclaims available to the Indemnified Party or the Indemnifying Party with respect to such Third Party Claim.

                  (b) The Indemnifying Party will have the right, upon written notice delivered to the Indemnified Party within 20 days thereafter, to defend such Third Party Claim by all appropriate proceedings at its sole cost and expense. If, however, the Indemnifying Party declines or fails to assume the defense of such Third Party Claim within such 20 day period, then the Indemnified Party may defend the Third Party Claim by all appropriate proceedings, at the cost and expense of the Indemnifying Party, and may vigorously and diligently prosecute such Third Party Claim to a final conclusion. The party defending such Third Party Claim will have full control of such defense, including the employment of counsel; provided, however, that if requested by the party defending such Third Party Claim, the other party will cooperate with the party defending such Third Party Claim.

                  (c) In any Third Party Claim with respect to which indemnification is sought under Section 9.1, the party that is not defending such Third Party Claim may participate in such Third Party Claim and retain its own counsel at such party's own expense; provided, however, if there is a conflict of interest between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim such party may retain its own counsel at the expense of the other party. The party defending the Third Party Claim will at all times use reasonable efforts to keep the other party reasonably apprised of the status of the defense of such Third Party Claim and to cooperate in the defense of such Third Party Claim.

                  (d) The Indemnifying Party may not settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to such Third Party Claim for which indemnification is being sought hereunder for anything other than money damages without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld. The Indemnified Party may not settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to such Third Party Claim for which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld.

                  (e) If an Indemnified Party claims a right to be indemnified pursuant to this Agreement for Purchaser Losses that do not arise from a Third Party Claim, then such Indemnified Party will promptly send written notice of such claim to the Indemnifying Party. Such notice will specify the basis for such claim in reasonable detail and be accompanied by such other information as may be necessary for the Indemnifying Party to assess the merits and amount of such claim. As promptly as possible after the Indemnified Party has given such notice, the Indemnified Party and the Indemnifying Party will establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) Business Days of the final determination of the merits and amount of such claim, the Indemnifying Party will pay to the Indemnified Party in immediately available funds an amount equal to such claim as determined hereunder.

                  (f) Any indemnification payments made pursuant to this Article IX shall be treated by the parties, to the extent permitted by applicable law, as an adjustment to the Purchase Price for tax purposes.

         Section 9.3 Claims Period. For purposes of this Agreement, a "Claims Period" is the period after the earlier of the Closing Date or the date of any termination of this Agreement pursuant to Article VIII during which a claim for indemnification may be asserted under this Agreement by an Indemnified Party. The Claims Periods under this Agreement will terminate as follows:

                  (a) with respect to any breach or inaccuracy of any representation or warranty in Sections 4.2, 4.3, 4.7 and 4.9 or any breach of any agreement or covenant contained in Sections 2.5, 6.4, 6.5, 6.6, 6.7, 6.8,
6.9 and 6.11 and Article IX the Claims Period will continue indefinitely, except as limited by law (including by applicable statutes of limitation); and

                  (b) with respect to all other Purchaser Losses (other than Purchaser Losses described in clause (a) above) arising under this Agreement, the Claims Period will terminate on the date that is one year after the Closing Date.

                  Notwithstanding the foregoing, if prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party has been properly notified as provided hereunder of a claim for indemnity hereunder and such claim has not been finally resolved or disposed of at such date, such claim will continue to survive and will remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

                                   ARTICLE X
                               GENERAL PROVISIONS

         Section 10.1 Interpretation.

                  (a) Whenever the words "include", "includes" or "including" are used in this Agreement they are deemed to be followed by the words "without limitation."

                  (b) The words "hereof", "hereby", "herein" and "herewith" and words of similar import, unless otherwise stated, are construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, annex and schedule references are to the articles, sections, paragraphs, exhibits, annexes and schedules of this Agreement unless otherwise specified.

                  (c) The defined terms in this Agreement apply equally to both the singular and plural forms of the terms defined, and words denoting any gender include all genders. Where a word or phrase is defined herein, each of its other grammatical forms has a corresponding meaning.

                  (d) Unless the context otherwise requires, any reference to any agreement, other instrument, statute or regulation is to such agreement, other instrument, statute or regulation as modified, amended or supplemented, from time to time (and, in the case of a statute or regulation, to any successor provision).

                  (e) The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         Section 10.2 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other parties will be in writing and will be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission, and on the next Business Day when sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier, as follows:

                  (a) If to Purchaser, to:

                          Real-Time International, Inc.
                          c/o Parallax Capital Partners, LLC
                          18103 Sky Park South, Suite E2
                          Irvine, California 92614
                          Attention: President
                          Facsimile No.: (949) 863-3136

                      With a copy to:

                          Paul, Hastings, Janofsky & Walker LLP
                          695 Town Center Drive, 17th Floor
                          Costa Mesa, California 92626
                          Attention: Douglas A. Schaaf
                          Facsimile No.: (714) 979-1921

                  (b) If to Parent or the Company, to:

                          Applix, Inc.
                          VistaSource Incorporated
                          112 Turnpike Road
                          Westboro, Massachusetts 01581
                          Attention: Edward Terino
                          Facsimile No.: 508-616-0604

                      With a copy to:

                          Hale and Dorr LLP
                          60 State Street
                          Boston, MA 02109
                          Attention: Patrick J. Rondeau, Esq.
                          Facsimile No.: (617) 526-5000


or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this section is deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including Litigation arising out of or in connection with this Agreement), which service will be effected as required by applicable Law.

         Section 10.3 Headings. The table of contents and the headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         Section 10.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, then all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 10.5 Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the Parties, and supersede all prior agreements, representations and undertakings, both written and oral, between the parties, with respect to the subject matter hereof (and thereof).

         Section 10.6 Assignment. No Party may, directly or indirectly, assign this Agreement or any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other parties hereto, except Purchaser may assign its rights hereunder to an affiliate which is controlled directly or indirectly by Parallax Capital Partners, LLC. Any attempted assignment in violation of this Section 10.6 will be void and of no effect.

         Section 10.7 Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than the Purchaser Indemnified Parties to the extent provided in Article IX.

         Section 10.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, agreement or covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

         Section 10.9 Governing Law. This Agreement and the Ancillary Agreements, instruments and documents contemplated hereby will be governed by and construed in accordance with the Laws of the State of California.

         Section 10.10 Counterparts. This Agreement may be executed in multiple counterparts, and by the different Parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

         Section 10.11 Supplemental Disclosure Schedule. No later than five (5) business days prior to the Closing, Parent and the Company may deliver amendments or supplements to the Disclosure Schedules (including additions of new sections thereof) for review and either approval thereof or rejection thereof by Purchaser, which approval will not be unreasonably withheld or delayed by Purchaser. To the extent that Purchaser approves any such amendment or supplement to the Disclosure Schedules, the indemnification provisions set forth in Article IX will not apply to any Purchaser Loss arising out of, based upon or resulting from any matters that have been disclosed in such amendments or supplements to the Disclosure Schedules.

         Section 10.12 Specific Performance. The parties acknowledge that money damages would not be a sufficient remedy for any breach by any Party of its obligation to proceed with the Closing under this Agreement or comply with the covenants contained herein and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement may be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance is in addition to all other legal or equitable remedies available to such Party.

                            [SIGNATURE PAGE FOLLOWS.]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       REAL-TIME INTERNATIONAL, INC.,
                                       a Delaware corporation


                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________



                                       APPLIX, INC.,
                                       a Massachusetts corporation


                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________



                                       VISTASOURCE, INC.


                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________



                                       VERITEAM, INC.


                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________

                                       VISTASOURCE FRANCE


                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________



                                       VISTASOURCE GMPH


                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________



                                       VISTASOURCE UK, LTD.


                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________









                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                  SCHEDULE 5.5



810,000 shares of Common Stock of Purchaser shall be issued to Parallax Capital Partners, LLC on the Closing Date



190,000 shares of Common Stock of Purchaser shall be issued to Parent on the Closing Date